Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-285413) of AT&T and the related Prospectuses,
(2) Registration Statement (Form S-8 No. 333-283715) pertaining to the 2018 Incentive Plan,
(3) Registration Statement (Form S-8 No. 333-235537) pertaining to the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, and the BellSouth Savings and Security Plan,
(4) Registration Statement (Form S-8 No. 333-227285) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(5) Registration Statement (Form S-8 No. 333-225671) pertaining to the Time Warner Inc. 1999 Stock Plan, the Time Warner Inc. 2003 Stock Incentive Plan, the Time Warner Inc. 2006 Stock Incentive Plan, the Time Warner Inc. 2010 Stock Incentive Plan, the Time Warner Inc. 2013 Stock Incentive Plan, and the Time Warner Savings Plan,
(6) Registration Statement (Form S-8 No. 333-224980) pertaining to the 2018 Incentive Plan,
(7) Registration Statement (Form S-8 No. 333-211303) pertaining to the 2016 Incentive Plan,
(8) Registration Statement (Form S-8 No. 333-205868) pertaining to the DIRECTV 2010 Stock Plan, the DIRECTV 401(k) Savings Plan, and the Liberty Entertainment, Inc. Transitional Stock Adjustment Plan,
(9) Registration Statement (Form S-8 No. 333-173079) pertaining to the AT&T 2011 Incentive Plan,
(10) Registration Statement (Form S-8 No. 333-152822) pertaining to the AT&T Non-Employee Director Stock Purchase Plan,
(11) Registration Statement (Form S-8 No. 333-141864) pertaining to the AT&T Savings Plan and certain other plans,
(12) Registration Statement (Form S-8 No. 333-139749) pertaining to the BellSouth Retirement Savings Plan and certain other BellSouth plans, and
(13) Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan;
of our reports dated February 9, 2026, with respect to the consolidated financial statements of AT&T Inc. and the effectiveness of internal control over financial reporting of AT&T Inc. included in this Annual Report (Form 10-K) of AT&T Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Dallas, Texas
February 9, 2026